Exhibit 99.1

Press Release

RAND LOGISTICS ANNOUNCES AGREEMENTS WITH LENDERS
TO AMEND LOAN COVENANTS AND WAIVE DEFAULTS
AND COMPLIANCE WITH NASDAQ LISTING STANDARDS

Jersey City, NJ – August 29, 2016 - Rand Logistics, Inc. (NASDAQ: RLOG) (“Rand”), a leading provider of bulk freight shipping services throughout the Great Lakes Region, announced that it has completed agreements with its lenders to amend its credit agreements and waive certain events of defaults (the “Amendment and Wavier Agreements”).

Pursuant to the Amendment and Waiver Agreements, among other things, the Company loosened its senior and total debt financial covenants. Additional summary information has been provided in Rand’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 26, 2016 and the Amendment and Waiver Agreements are filed as exhibits to the 10-Q.

“We are pleased to have the support of our lenders and appreciate their confidence in the Company's future,” said Mark S. Hiltwein, Rand’s Chief Financial Officer. “Combined with our available liquidity, which is currently over $40 million, our amended financial covenants have been reset to reflect the more than twenty percent decline in the Canadian dollar versus the US dollar over the past two years, when the pre-amendment covenant levels were set. We remain focused on strengthening our balance sheet by reengineering various processes, including working capital management and capital expenditures, and implementing our cost reduction initiatives. We are making consistent progress on these initiatives and are continuing to focus on our deleveraging objectives.”

Pending completion of the Amendment and Waiver Agreements, the Company received a non-compliance letter from The Nasdaq Stock Market LLC for failure to timely file the above-mentioned Quarterly Report on Form 10-Q.   The Company regained compliance upon filing the Form 10-Q, confirmation of which has been received from Nasdaq.

About Rand Logistics
Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of three conventional bulk carriers and twelve self-unloading bulk carriers including three tug/barge units. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act – which reserves domestic waterborne commerce to vessels that are U.S. owned, built and crewed, – and the Canada Coasting Trade Act – which reserves domestic waterborne commerce to Canadian registered and crewed vessels that operate between Canadian ports.

Forward-Looking Statements
This press release contains forward-looking statements which reflect management’s current views with respect to certain future events and Rand’s operations, performance and financial condition. Forward-looking statements are only as of the date of this press release. Forward-looking statements include, but are not limited to: Rand’s future operating or financial results; Rand’s anticipated plans, goals or objectives of our management for operations and services, including future cost reduction initiatives; Rand’s anticipated financial position and liquidity, including Rand's ability to remain in compliance with debt covenants, growth opportunities and growth rates, acquisition and divestiture opportunities, business prospects, regulatory and competitive outlook, investment and expenditure plans, investment results, strategic alternatives, business strategies, and other similar statements of expectations or objectives; and Rand’s outlook and financial and other guidance.  For all forward-looking statements, we claim the protection of the Safe Harbor for Forward-Looking Statements contained in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy or are otherwise beyond our control and some of which might not even be anticipated.  Future events and actual results, affecting our strategic plan as well as our financial position, results of operations and cash flows, could differ materially from those described in or contemplated by the forward-looking statements.

Important factors that contribute to such risks include, but are not limited to, the effect of the economic downturn in certain of our markets; the weather conditions on the Great Lakes; our ability to maintain and replace our vessels as they age; changes in customer demand; changes in shipping regulations; fluctuations in currencies and interest rates; adequacy of capital resources, including the ability to obtain financing in the future; expectations of vessels’ useful lives and the estimated obligations, and the timing thereof, relating to vessel repair or maintenance work; expected capital spending or operating expenses, including dry-docking and insurance costs; the ability to comply with or regain compliance with applicable regulations and Rand’s debt covenants; changes in laws, regulations or tax rates, or the outcome of pending legislative or regulatory initiatives; and potential liability from pending or future litigation.

The risks included are not exhaustive. For a more detailed description of these uncertainties and other factors, please see the "Risk Factors" section in Rand's Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 16, 2016.

CONTACT:

Rand Logistics, Inc.

Annemarie Dobler, Corporate Communications Director
(212) 863-9429
apdobler@randlogisticsinc.com

###

www.randlogisticsinc.com